Exhibit 10.2

AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

AND RELATED DOCUMENTS

This AMENDMENT (this “Amendment”) is entered into by and between TRANSGENOMIC, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”) as of August 31, 2004, for the purpose of further amending the terms of (i) the Securities Purchase Agreement, dated February 19, 2004 and previously amended on April 15, 2004, by and between the Company and Laurus (the ”Securities Purchase Agreement”), the Secured Convertible Term Note, dated February 19, 2004 and previously amended on April 15, 2004 (the ”Term Note”) issued by the Company pursuant to the Securities Purchase Agreement, and the Registration Rights Agreement, dated February 19, 2004 (the ”Registration Rights Agreement”) (collectively, the ”Term Loan Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Loan Documents as set forth herein;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The definition of “Fixed Conversion Price” set forth in the Term Note is hereby amended to mean $1.00 per share.

2.	Notwithstanding anything to the contrary contained in the Term Note, in the event that the closing price of the Company’s common stock equals or exceeds $1.75 per share for any day (as such share price is adjusted for any combination, subdivision, stock split, dividend, distribution or similar event which results in a greater or smaller number of shares of common stock of the Company), the Interest Rate (as defined in the Term Note) for such day shall be reduced to 0% (it being understood that in the event that the closing price of the Company’s common stock is less than $1.75 per share for any day following such a reduction referred to above in this Section 2, the Interest Rate for such day shall be calculated in accordance with the Term Note without giving effect to this Section 2).

3.	The amortization table set forth in Section 1.2 of the Term Note is hereby deleted in its entirety and the following new amortization table is hereby inserted in Section 1.2 of the Term Note in lieu thereof:

Date	Principal Amount	Date	Principal Amount

		9/1/05	$75,000

		10/1/05	$75,000

		11/1/05	$75,000

9/1/04	$0	12/1/05	$75,000

10/1/04	$0	1/1/06	$75,000

11/1/04	$0	2/1/06	$75,000

12/1/04	$50,000	3/1/06	$75,000

1/1/05	$50,000	4/1/06	$75,000

2/1/05	$50,000	5/1/06	$75,000

3/1/05	$75,000	6/1/06	$75,000

4/1/05	$75,000	7/1/06	$75,000

5/1/05	$75,000	8/1/06	$75,000

6/1/05	$75,000	9/1/06	$75,000

7/1/05	$75,000	10/1/06	$75,000

8/1/05	$75,000	11/1/06	$75,000

		12/1/06	$75,000

\		1/1/07	$125,000

		2/1/07	$125,000

		2/19/07	$700,000

4. The Company hereby agrees to, on or prior to September 13, 2004, file a registration statement under the Securities Act of 1933, as amended, relating to all shares that may be issued by it upon conversion of borrowings under the Term Note, as well as under that certain Secured Minimum Borrowing Note, Series B, dated December 3, 2003 (the ”Minimum Borrowing Note”), and any warrants related to either such transactions, to ensure that a sufficient number of shares of Common Stock of the Company are registered under such Registration Statement, assuming (x) the full conversion of each of the Term Note (after giving effect to the adjustments to the Fixed Conversion Price as set forth in Section 1 above), the Minimum Borrowing Note (based on any amendments made to the conversion price thereof) and (y) the complete exercise of the additional warrant issued by the Company to Laurus in connection with the amendment to the Minimum Borrowing Note (the “Registration Statement”).

5. Laurus and the Company hereby agree that as promptly as practicable following the declaration by the Securities and Exchange Commission that the Registration Statement is effective, Laurus shall convert into Common Stock of the Company (x) interest that has accrued prior to August 1, 2004 under the Term Note (the ”Accrued Interest Amount”) and (y) a principal amount under the Term Note in an amount equal to $150,000 (which converted amount, following such a conversion, shall be applied to reduce the amortization payment to be made by the Company on February 19, 2007 to $550,000). Laurus and the Company agree that the Accrued Interest Amount shall only become payable in cash on the Maturity Date (as defined in the Term Note) in the event that the Accrued Interest Amount has not been converted into Common Stock of the Company in accordance with the immediately preceding sentence prior to the Maturity Date.

6. Laurus hereby acknowledges that no Event of Default has occurred with respect to the payment of principal or interest under any of the Term Loan Documents prior to the date hereof.

7. As long as no Event of Default exist under any of the Term Loan Documents, Laurus agrees that it shall not require any further amendment, modification or waiver by the Company of any of the terms of the Term Loan Documents in connection with obtaining the consent of Laurus to the sale of any or all of the assets associated with the Company’s synthetic nucleic acid operations in Boulder, Colorado, and Laurus agrees that such consent shall not be unreasonably withheld.

8. This Amendment to the Term Loan Documents shall be effective as of the date hereof following the execution of same by each of the Company and the Laurus.

9. Except as specifically set forth in this Amendment, there are no other amendments to the Term Loan Documents, and all of the other forms, terms and provisions of the Term Loan Documents remain in full force and effect, including, specifically, each of those provisions of the Term Loan Documents that limit the total number of shares of stock that the Company will issue thereunder at a price of less than $2.65 per share to 5,776,614.

10.    The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Term Loan Documents are true, correct and complete and all of Company’s covenant requirements have been met.

11.    This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Revolving Loan Documents to be signed in its name effective as of this 31st day of August, 2004.

TRANSGENOMIC, INC.

By:
Name: Title:

LAURUS MASTER FUND, LTD.

By:
Name: Title: